Exhibit 99.1
PRESS RELEASE
For Immediate Release
Contact: Michael O. Banks — 570-200-1340
PENN MILLERS COMPLETES SALE TO ACE
WILKES-BARRE, Pa., November 30, 2011 (BUSINESS WIRE) — Penn Millers Holding Corporation announced today the completion of its previously announced merger with a subsidiary of ACE Limited, a Zurich-based insurance and reinsurance organization with operations in more than 50 countries. Under the terms of the merger agreement, Penn Millers shareholders will receive $20.50 per share in cash, without interest.
In connection with the completion of the transaction, trading in the common stock of Penn Millers will be suspended and the common stock will be delisted by the NASDAQ Global Market.
Penn Millers’ primary insurance subsidiary, Penn Millers Insurance Company, is a well-established underwriter of agri-related insurance in the U.S., providing specialty property and casualty insurance coverages to companies that manufacture, process and distribute agricultural products. Based in Wilkes-Barre, Pa., Penn Millers has served the agribusiness market since 1887 and currently operates in 34 states.
Cautionary Statements Regarding Forward Looking Information
Some of the statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “stand to,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “forecast” or “continue,” or the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect Penn Millers’ actual results include, among others, the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business, including the effects of climate change; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Annual Report on Form 10-K filed with the SEC and in our other public filings with the SEC. Investors and shareholders are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this communication. Penn Millers undertakes no obligation to update any forward-looking statements.